UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2015

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry Into a Material Definitive Agreement

On April 10, 2015, Boston Scientific Corporation (the “Company”) entered into a $2,000,000,000 senior unsecured credit facility, by and among the Company, as Borrower, the several lenders party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent (the “2015 Credit Agreement”). The 2015 Credit Agreement refinances the Company’s prior credit agreement, dated as of April 18, 2012, by and among the Company, as Borrower, the several lenders party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent (the “2012 Facility”). The Company may borrow from time to time up to $2,000,000,000 in revolving credit loans under the 2015 Credit Agreement. The 2015 Credit Agreement matures on April 10, 2020, with one-year extension options subject to certain conditions, including certain lender approvals. Loans under the 2015 Credit Agreement will bear interest at the Company’s option at either LIBOR or ABR plus an interest margin. ABR is the greatest of the (a) Prime Rate, (b) the Federal Funds Effective Rate plus ½ of 1 percent per annum and (c) one month LIBOR plus 1 percent per annum. The applicable interest margin will be based on the Company’s long-term, senior unsecured corporate credit ratings from Fitch Ratings Ltd., Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services and the Company’s Consolidated Leverage Ratio (as defined in the 2015 Credit Agreement). Based on the Company’s current credit ratings and Consolidated Leverage Ratio, any Eurodollar Loans and Multicurrency Loans under the 2015 Credit Agreement bear interest at LIBOR plus 1.300 percent (compared to LIBOR plus 1.275 percent under the 2012 Facility), and any ABR Loans under the 2015 Credit Agreement bear interest at ABR plus 0.300 percent (compared to ABR plus 0.275 percent under the 2012 Facility). In addition, the Company will pay a facility fee of 0.200 percent per year (compared to 0.225 percent per year under the 2012 Facility), based on the Company’s credit ratings, Consolidated Leverage Ratio and the total amount of revolving credit commitments (generally irrespective of usage) under the 2015 Credit Agreement. The 2015 Credit Agreement contains covenants which, among other things, require that the Company maintain a minimum interest coverage ratio of 3.0x and a maximum leverage ratio of 4.5x for the first four fiscal quarter-ends following the closing of the Company’s proposed acquisition of the American Medical Systems urology portfolio (the “Acquisition”), and decreasing to 4.25x, 4.0x, and 3.75x for the next three fiscal quarter-ends after such four fiscal quarter-ends, respectively, and then to 3.5x for each fiscal quarter-end thereafter. The ratios are calculated based on earnings before interest, taxes, depreciation and amortization, as adjusted pursuant to the 2015 Credit Agreement (“Consolidated EBITDA”). The Company is permitted to exclude from Consolidated EBITDA any Non-Cash Charges (as defined in the 2015 Credit Agreement) and any Cash Litigation Payments (as defined in the 2015 Credit Agreement), and will be permitted to exclude from Consolidated Total Debt (as defined in the 2015 Credit Agreement) any new debt issued to fund any tax deficiency payments, provided that the sum of any excluded Cash Litigation Payments and any new debt issued to fund any tax deficiency payments shall not exceed $2,000,000,000 in the aggregate. In addition, the Company may exclude from Consolidated EBITDA any cash and non-cash charges with respect to restructurings, plant closings, staff reductions, distributor network optimization initiatives, distribution technology optimization initiatives or other similar charges, provided that the aggregate amount of all such charges shall not exceed $620,000,000.

A copy of the 2015 Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the 2015 Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

ITEM 1.02                                  Termination of a Material Definitive Agreement

In connection with the entry into the 2015 Credit Agreement, the Company terminated the 2012 Facility on April 10, 2015.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 8.01                                  Other Events

Simultaneously with its entry into the 2015 Credit Agreement, the Company entered into certain other financing arrangements in connection with the Company’s proposed Acquisition.

$750 Million Term Loan Facility and $250 Million Revolving Credit Facility

On April 10, 2015, the Company entered into a $750,000,000 unsecured term loan credit facility (the “New Term Loan Facility”), by and among the Company, as Borrower, the several lenders party thereto, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. This New Term Loan Facility matures on April 10, 2020 and will be used to fund the Acquisition, including the payment of fees and expenses. The Acquisition is expected to close before the end of the third quarter of 2015, subject to receipt of applicable regulatory clearances and satisfaction of other customary conditions. The New Term Loan Facility will only be funded if the Acquisition closes. On the same day, the Company also entered into a $250,000,000 unsecured revolving credit facility, by and among the Company, as Borrower, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “New Revolving Facility” and together with the New Term Loan Facility, the “Additional Credit Agreements”). The New Revolving Facility will be used to finance working capital and for the general corporate needs of the Company and its subsidiaries, including but not limited to acquisitions and will mature on October 13, 2015. Commitment amounts under the New Revolving Facility may be reduced by certain debt and equity issuances occurring prior to the maturity date.

The New Term Loan Facility requires quarterly principal payments in the amount of 5% of the aggregate initial principal commencing on the first fiscal quarter ended after the date which is the second anniversary of the Acquisition closing date.  Loans under the Additional Credit Agreements will each bear interest at the Company’s option at either LIBOR or ABR plus an interest margin.  The applicable interest margin will be based on the Company’s long-term, senior unsecured, corporate credit ratings from Fitch Ratings, Moody’s Investor Service Inc., and Standard & Poor’s Rating Services and the Company’s Consolidated Leverage Ratio (as defined in the Additional Credit Agreements, respectively). Based on the Company’s current credit ratings and Consolidated Leverage Ratio, (i) any borrowings under the New Term Loan Facility bear interest at LIBOR plus 1.500 percent or ABR plus 0.500 percent and an undrawn fee of 0.200 percent per year that accrues from 60 days after the closing date through the date of funding under the New Term Loan Facility, and (ii) any borrowings under the New Revolving Facility bear interest at LIBOR plus 1.325 percent or ABR plus 0.325 percent.  The Company will pay a facility fee on the New Revolving Facility of 0.175 percent per year, based on the Company’s credit ratings. In addition, the Company is required to pay certain other fees under the Additional Credit Agreements based on the Company’s credit ratings and Consolidated Leverage Ratio.

The Additional Credit Agreements contain covenants which, among other things, require that the Company maintain a minimum interest coverage ratio and a maximum leverage ratio substantially similar to the ratios in the 2015 Credit Facility.

Amendment

Simultaneously with the 2015 Credit Facility and Additional Credit Agreements entered into on April 10, 2015, the Company entered into the First Amendment to the 2013 credit agreement, dated as of August 6, 2013, as amended, by and among the Company, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as Administrative Agent and other financial institutions from time to time party thereto (the “2013 Term Loan Credit Agreement”) which amendment provides for the financial covenants in the 2013 Term Loan Credit Agreement to be consistent with the financial covenants under the 2015 Credit Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on the Company’s beliefs, assumptions and estimates using information available to it at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the anticipated closing of the Acquisition. The forward-looking statements contained in this report are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in its expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

Exhibit 10.1

Credit Agreement dated as of April 10, 2015 by and among Boston Scientific Corporation, the several lenders parties thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2015	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1

Credit Agreement dated as of April 10, 2015 by and among Boston Scientific Corporation, the several lenders parties thereto, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent